SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Aerkomm Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	46-3424568
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

923 Incline Way #39 Incline Village, NV 89451
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

None	None
(Title of each class to be registered)	(Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-222208

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value per share

Item 1.  Description of Registrant’s Securities to be Registered.

The information required by this Item 1 is incorporated by reference to the information set forth under the captions “Description of Securities,” “Dividend and Distribution Policy,” and “Market for Common Equity and Related Stockholder Matters” in the prospectus forming a part of the registrant’s Registration Statement on Form S-1 (File No. 333-222208), as originally filed with the Securities and Exchange Commission (the “Commission”) on December 20, 2017 and amendments thereto (the “Registration Statement”).  For a description of the anti-takeover provisions of the registrant’s articles of incorporation, bylaws and Nevada law that could render a change in control of the registrant more difficult, reference is made to “Description of Securities – Anti-Takeover Provisions” in the Registration Statement. In addition, any description of such securities contained in a form of prospectus relating to the Registration Statement subsequently filed by the registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.  Exhibits.

3.1	Restated Articles of Incorporation of Aerkomm Inc. (incorporated by reference to Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 4, 2017).

3.2	Restated Bylaws of Aerkomm Inc., dated August 13, 2013 (revised solely to reflect the name change of the company from “Maple Tree Kids LLC” to “Aerkomm Inc.”).

4.1	Specimen certificate evidencing a common share.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Aerkomm Inc.

Date: April 19, 2018	By:	/s/ Jeffrey Wun
Jeffrey Wun
Chief Executive Officer

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